Exhibit 5.2


              [HOST MARRIOTT CORPORATION LAW DEPARTMENT LETTERHEAD]



                                            July 25, 1996




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


         Re: Host Marriott Corporation Executive Deferred Compensation Plan


Ladies and Gentlemen:

     In connection with the Registration Statement on Form S-8 (the "Registration Statement") of Host Marriott Corporation, a Delaware Corporation (the "Company") to be filed on or about July 25, 1996 with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Act") in connection with an offering of interests in the Host Marriott Corporation Executive Deferred Compensation Plan (the "Plan") you have asked my opinion whether the Plan conforms to the requirements of the Employee Retirement Income Security Act of 1974, as amended.

     In my capacity as Deputy General Counsel of the Company, I am familiar with and have reviewed the Plan and the actions of the Company adopting the Plan. In addition, I have made such legal and factual examinations and inquiries, including an examination of originals, or copies certified to my satisfaction, of such documents, corporate papers and instruments as I have deemed appropriate to determine the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me.

     The Plan by its terms is intended to be an unfunded deferred compensation arrangement for the benefit of a select group of management and highly compensated employees. To the limited extent that the provisions of ERISA apply to such a Plan, the Plan complies with the requirements of ERISA.

     I consent to the filing of this opinion as an exhibit to the Registration Statement.



                                            Sincerely,



                                             /s/ Christopher G. Townsend
                                             ---------------------------
                                             Christopher G. Townsend

                                             Title:   Senior Vice President,
                                                      Corporate Secretary &
                                                      Deputy General Counsel